CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Variable Annuity Account Five of our report dated April 22, 2019, relating to the financial statements of Variable Annuity Account Five, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 22, 2019, relating to the statutory basis financial statements of American General Life Insurance Company. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 22, 2019